Exhibit 10.1
EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of December 11, 2009, is being entered into by and between Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act, with offices located at 495 March Road, Ottawa, Ontario, Canada K2K-3G1 (the “Company”), and ___________________________ (the “Holder”).

RECITALS

A.        The Company, the Holder and various others entered into that certain Transaction Agreement, dated as July 25, 2007 (as amended and modified by the 2008 Exchange Agreement and the Other 2008 Exchange Agreements (as defined below), the “Transaction Agreement”).

B.        Simultaneously with the consummation of the transactions contemplated by the Transaction Agreement, (i) the Company, the Holder and various others entered into that certain Registration Rights Agreement dated as of August 3, 2007, as amended and restated in its entirety on August 29, 2008 (the “Registration Rights Agreement”) and (ii) the Company issued and sold to the Holder for $__________ a special warrant initially convertible into __________ of the Company’s common shares, no par value (the “Common Shares”) (the “Special Warrant”) and a warrant initially exercisable for __________ Common Shares (the “2007 Warrant”).

C.        Various Triggering Events (as defined in the Special Warrant) occurred under the Special Warrant after its issuance, and the Company and the Holder entered into that certain Exchange Agreement, dated as August 29, 2008 (as amended and modified by this Agreement and the Other Exchange Agreements (as defined below), the “2008 Exchange Agreement”), pursuant to which the Holder exchanged its Special Warrant and 2007 Warrant in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”) for (i) a senior secured note in the original principal amount of $__________ (the “2008 Note”) and (ii) a warrant initially exercisable for up to __________ Common Shares (the “2008 Warrant”).

D.        In connection with the transactions contemplated by the 2008 Exchange Agreement, (i) each of the Subsidiaries (as defined below) executed a guaranty in favor of the Holder (each a “Guaranty” and collectively the “Guaranties”) pursuant to which it guaranteed the obligations of the Company under the 2008 Note and (ii) the 2008 Note was secured by a first priority perfected security interest in all of the assets of the Company and the Subsidiaries as evidenced by that certain Security Agreement, dated as of August 29, 2008, by and among the Company, each of the Subsidiaries, the Holder and the other parties thereto (the “Security Agreement” and, together with the other security documents and agreements entered into in connection with the 2008 Exchange Agreement, as each may be amended or modified from time to time, collectively, the “Security Documents”).

E.        Since the issuance of the 2008 Note, various Events of Default (as defined in the 2008 Note) have occurred thereunder.

F.         In exchange for the 2008 Note, the Company has authorized the issuance to the Holder of (i) a senior secured non-convertible note, in the form attached hereto as Exhibit A (including all senior secured non-convertible notes issued in exchange therefor or replacement thereof, the “Non-Convertible Note”), (ii) a senior secured convertible note, in the form attached hereto as Exhibit B (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “First Convertible Note”), which First Convertible Note shall be convertible into Common Shares (as converted, the “First Convertible Note Conversion Shares”), in accordance with the terms thereof and (iii) a senior secured convertible note, in the form attached hereto as Exhibit C (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “Second Convertible Note”), which Second Convertible Note shall be convertible into Common Shares (as converted, the “Second Convertible Note Conversion Shares”), in accordance with the terms thereof.

G.        The First Convertible Note and the Second Convertible Note are collectively referred to herein as the “Convertible Notes.” The Convertible Notes and the Non-Convertible Note are collectively referred to herein as the “Notes.” The First Convertible Note Conversion Shares and the Second Convertible Note Conversion Shares are collectively referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares are collectively referred to herein as the “Securities.”

H.        The exchange of the 2008 Note for the Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	EXCHANGE OF 2008 NOTE.

      (a)   2008 Note. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the 2008 Note for the Notes.

(b)         Closing. The closing (the “Closing”) of the exchange of the 2008 Note shall occur at the offices of Greenberg Traurig, LLP, 77 W. Wacker Drive, Suite 3100, Chicago, Illinois 60601. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Holder). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to remain closed.

(c)         Delivery. On the Closing Date, (i) the Holder shall deliver the 2008 Note to the Company and (ii) the Company shall exchange and deliver to the Holder the Notes for the 2008 Note, in all cases duly executed on behalf of the Company and registered in the name of the Holder or its designee.

2.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

The Holder represents and warrants to the Company:

(a)         Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents (as defined below) to which it is a party and otherwise to carry out its obligations thereunder. For purposes of this Agreement, “Exchange Documents” means this Agreement, the Notes, the Security Documents, the Reaffirmations (as defined below), the Amended and Restated Registration Rights Agreement (as defined below), the Irrevocable Transfer Agent Instructions (as defined below), and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby.

(b)         No Public Sale or Distribution. The Holder is (i) acquiring the Notes and (ii) upon conversion of the Convertible Notes will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Holder does not agree, or make any representation or warranty to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Holder is not a broker-dealer registered, or required to be registered, with the United States Securities and Exchange Commission (the “SEC”) under the 1934 Act (as defined below). The Holder is acquiring the Securities hereunder in the ordinary course of its business. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of any applicable securities laws.

(c)         Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)         Reliance on Exemptions. The Holder understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(e)         Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Holder.  The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Exchange Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Holder understands that its acquisition of the Securities involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)         No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the acquisition of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)         Transfer or Resale. The Holder understands that except as provided in the Amended and Restated Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the Holder (if requested by the Company), in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance (which shall not include an opinion of counsel) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)          Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)          No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(k)         General Solicitation. The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that:

(a)         Organization and Qualification. The Company and each Subsidiary are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of the Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in the other Exchange Documents or (iii) the authority or ability of the Company or any of the Subsidiaries to perform their respective obligations under any of the Transaction Documents (as defined in the Transaction Agreement), any of the 2008 Exchange Documents (as defined below) or any of the Exchange Documents. Other than the Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. For purposes of this Agreement, Workstream USA, Inc., a Delaware corporation, Paula Allen Holdings, Inc., a Florida corporation, The Omni Partners, Inc., a Florida corporation, 6FigureJobs.com, Inc., a Delaware corporation, and Workstream Merger Sub Inc., a Delaware corporation, are collectively referred to herein as the “Subsidiaries” and each individually as a “Subsidiary.”

(b)         Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under the Exchange Documents to which it is a party and to issue the Securities in accordance with the terms thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Exchange Documents to which it is a party. The execution and delivery by the Company of this Agreement and the other Exchange Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Notes) have been duly authorized by the Company’s board of directors, and (other than the filing with the SEC of one or more Registration Statements (as defined in the Amended and Restated Registration Rights Agreement) in accordance with the requirements of the Amended and Restated Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. The execution and delivery by each Subsidiary of the Exchange Documents to which it is a party, and the consummation by such Subsidiary of the transactions contemplated thereby have been duly authorized by the board of directors of such Subsidiary, and no further filing, consent or authorization is required by such Subsidiary, its board of directors or its stockholders. This Agreement and the other Exchange Documents to which it is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Exchange Documents to which it is a party have been duly executed and delivered by each Subsidiary, and constitute the legal, valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)         Issuance of Securities. The issuance of the Notes has been duly authorized and, upon issuance in accordance with the terms of the Exchange Documents, the Notes shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Conversion Shares issuable upon conversion of the Convertible Notes (without regard to any limitations on conversion of the Convertible Notes set forth therein). Upon conversion in accordance with the Convertible Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Subject to the accuracy of the representations and warranties of the Holder in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. The offer and issuance of the Notes is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.

(d)         No Conflicts. The execution, delivery and performance by the Company of the Exchange Documents to which it is party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company or any of the Subsidiaries, any capital stock of the Company or any of the Subsidiaries or Bylaws (as defined below) of the Company or bylaws of any of the Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”) and including all applicable Canadian and Ontario laws, rules and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such conflict, default, termination rights or violations, as the case may be, could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each Subsidiary of the Exchange Documents to which it is party and the consummation by such Subsidiary of the transactions contemplated thereby will not (i) result in a violation of the Articles of Incorporation or other organizational documents of the Company or any of the Subsidiaries, any capital stock of the Company or any of the Subsidiaries or Bylaws of the Company or bylaws of any of the Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable Canadian laws, rules and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such conflict, default, termination rights or violations, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(e)         Consents. Neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents to which it is a party, in each case, in accordance with the terms hereof and thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Subsidiary is aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

(f)         Acknowledgment Regarding the Holder’s Acquisition of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length party with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of the Company or any of the Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of the Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of the Subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acquisition of the Securities. The Company further represents to the Holder that the Company’s and each Subsidiary’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g)   No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of the Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated by the SEC under the 1933 Act) in connection with the offer or issuance of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby.  Neither the Company nor any of the Subsidiaries has engaged any placement agent or other agent in connection with the offer or issuance of the Securities.

(h)         No Integrated Offering. None of the Company, the Subsidiaries or any of their affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of Securities (together with any other offering under the Other Exchange Agreements) to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, the Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings.

(i)          Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Convertible Notes in accordance with this Agreement and the Convertible Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational document or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Holder’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company or any of the Subsidiaries.

(k)         SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)          Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of the Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business, individually or in the aggregate, or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and the Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (I) with respect to the Company and the Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and the Subsidiaries’ assets is less than the amount required to pay the Company’s and the Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and the Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and the Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of the Subsidiaries has engaged in business or in any transaction, and is not about to engage in business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)        No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of the Subsidiaries or their respective business, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced or (ii) could have a Material Adverse Effect.

(n)         Conduct of Business; Regulatory Permits. Neither the Company nor any of the Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of the Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of the Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future. Since January 1, 2006, (i) the Common Shares have been listed or designated for quotation on (as applicable) the Principal Market, the Boston Stock Exchange or the Nasdaq Capital Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market. The Company and each of the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)         Foreign Corrupt Practices.  Neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)         Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)         Transactions With Affiliates. Other than as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of the Subsidiaries is presently a party to any transaction with the Company or any of the Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of the Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)         Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) unlimited Common Shares, of which 57,101,616 shares are issued and outstanding, no shares are held in treasury, and 2,132,465 shares are reserved for issuance pursuant to securities (other than the Convertible Notes) exercisable or exchangeable for, or convertible into, Common Shares, and (ii) unlimited shares of preferred stock, none of which, as of the date hereof, are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 12,573,653 shares of the Company’s issued and outstanding Common Shares on the date hereof are owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of the Subsidiaries. Except as set forth on Schedule 3(r), to the Company’s knowledge no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Equivalents (as defined in the Transaction Agreement), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) but taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Schedule 3(r): (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional capital stock of the Company or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of the Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of the Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Amended and Restated Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of the Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or the Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  The Company has furnished to the Holder true, correct and complete copies of the Company’s Articles of Amendment, Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto.

(s)         Indebtedness and Other Contracts. Except as disclosed on Schedule 3(s), neither the Company nor any of the Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(t)          Absence of Litigation. Except as set forth on Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, the Common Shares or any of the Company’s or the Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of the Subsidiaries.

(u)         Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)         Employee Relations.  Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and the Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of the Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of the Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)        Title. Except as set forth on Schedule 3(w), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of the Subsidiaries. Any real property and facilities held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries.

(x)         Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or the Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or any of the Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of the Subsidiaries, being threatened, against the Company or any of the Subsidiaries regarding their Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)         Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)         Subsidiary Rights. The Company or one of the Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Subsidiaries as owned by the Company or such Subsidiary.

(aa)       Tax Status. Except as set forth on Schedule 3(aa), the Company and each of the Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and the Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb)       Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are reasonably effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of the Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the Company’s internal control over financial reporting.

(cc)       Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)       Investment Company Status. The Company is not, and upon consummation of the exchange and issuance of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)       Acknowledgement Regarding the Holder’s Trading Activity. It is understood and acknowledged by the Company (i) that the Holder has not been asked by the Company or any of the Subsidiaries to agree, nor has the Holder agreed with the Company or any of the Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Holder, and counter parties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Shares which were established prior to the Holder’s knowledge of the transactions contemplated by the Exchange Documents, and (iii) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Convertible Notes are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Exchange Document or any of the documents executed in connection herewith or therewith.

(ff)        Manipulation of Price. Neither the Company nor any of the Subsidiaries has, and to their knowledge no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiaries.

(gg)       U.S. Real Property Holding Corporation.  Neither the Company nor any of the Subsidiaries is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon the Holder’s request. The Common Shares do not derive, and have not at any time during the previous five years derived, directly or indirectly more than 50% of its fair market value from one or any combination of: (i) real property situated in Canada, (ii) Canadian resource property and (iii) timber resource properties (as such terms are defined for purposes of the Income Tax Act (Canada)).

(ii)         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(jj)   Transfer Taxes. On the Closing Date, any stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities to be acquired by the Holder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(kk)       Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)         Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and the Subsidiaries, their businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company or any of the Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of the Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Holder is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(mm)     Ranking of Notes. No Indebtedness of the Company or any of the Subsidiaries, at the Closing, will be senior to, or pari passu with, the Notes (other than the Other Notes, which will be pari passu with the Notes, and all of the Other Notes are set forth on Schedule 3(mm)) in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise. The Notes do not extinguish the indebtedness evidenced by the 2008 Note and are not a novation thereof but rather are given in replacement, and substitution of, the 2008 Note.

4.	COVENANTS.

(a)         Best Efforts. The Holder shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)         Blue Sky.  If required by applicable law, the Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and issuance of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)         Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon or through which the Common Shares are then listed or quoted (subject to official notice of issuance) and shall use its commercially reasonable efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Exchange Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Shares’ authorization for quotation on the Principal Market, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the “pink sheets” (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d)         Fees. The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence and regulatory filings in connection therewith) up to $100,000, which amount shall be paid by the Company by wire transfer of immediately available funds at the Closing or upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(e)         Pledge of Securities. Notwithstanding anything to the contrary contained in Section 2(g), the Company acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Holder effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.

(f)         Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Holder disclosing all the material terms of the transactions contemplated by the Exchange Documents. On or before 8:30 a.m., New York time, on the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the 1934 Act and attaching all the material Exchange Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the forms of the Notes and the form of the Amended and Restated Registration Rights Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, nonpublic information delivered to the Holder by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Exchange Documents. The Company shall not, and the Company shall cause each of the Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, nonpublic information regarding the Company or any of the Subsidiaries from and after the issuance of the Press Release without the express prior written consent of the Holder. If the Holder has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries in breach of the immediately preceding sentence, the Holder shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Notes) of the receipt of such notice, if so requested by the Holder, make a public disclosure of all such material, nonpublic information so provided. In the event of a breach of any of the foregoing covenants by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder), in addition to any other remedy provided herein or in the other Exchange Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, the Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of the Subsidiaries to not) disclose the name of the Holder in any filing, announcement, release or otherwise unless required by applicable law or regulations.

(g)         Amendment and Interpretation of Transaction Agreement and 2008 Exchange Agreement. From and after the Closing:

(i)        The term “Amended Registration Rights Agreement” in the Transaction Agreement and the 2008 Exchange Agreement is hereby replaced with the term “Amended and Restated Registration Rights Agreement.”

(ii)        The following term is added to the Transaction Agreement and the 2008 Exchange Agreement: “Amended and Restated Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated as of December 11, 2009, by and among the Company and the other parties thereto, as amended from time to time.”

(iii)       The defined term “Securities” in the Transaction Agreement and the 2008 Exchange Agreement is hereby amended to include the Conversion Shares.

(iv)       Except as otherwise expressly provided herein, (i) the Transaction Agreement, each other Transaction Document, the 2008 Exchange Agreement and each other 2008 Exchange Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Transaction Agreement to the “Transaction Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the Transaction Agreement shall mean the Transaction Agreement as amended by this Agreement and the Other Exchange Agreements, (B) all references in the other Transaction Documents to the “Transaction Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Agreement shall mean the Transaction Agreement as amended by this Agreement and the Other Exchange Agreements, (C) all references in the 2008 Exchange Agreement to the “Exchange Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the 2008 Exchange Agreement shall mean the 2008 Exchange Agreement as amended by this Agreement and the Other Exchange Agreements, and (D) all references in the other 2008 Exchange Documents to the “2008 Exchange Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the 2008 Exchange Agreement shall mean the 2008 Exchange Agreement as amended by this Agreement and the Other Exchange Agreements, and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Holder under any Transaction Document or any 2008 Exchange Document, nor constitute an amendment of any provision of any Transaction Document or any 2008 Exchange Document and all of them shall continue in full force and effect, as amended or modified by this Agreement and the Other Exchange Agreements. For purposes of this Agreement, (1) “Other 2008 Note Holders” means, collectively, the holders (other than the Holder) of Other 2008 Notes; (2) “Other 2008 Notes” means, collectively, the senior secured notes issued pursuant to the Other 2008 Exchange Agreements; (3) “Other 2008 Exchange Agreements” means, collectively, the separate exchange agreements, each dated as of August 29, 2008, entered into between the Company and each of the Other 2008 Note Holders, as may be amended from time to time; (4) “Other Note Holders” means, collectively, the holders (other than the Holder) of Other Notes; (5) “Other Notes” means, collectively, the (A) senior secured non-convertible notes and (B) senior secured convertible notes, in each case, issued pursuant to the Other Exchange Agreements, and shall include all senior secured notes issued in exchange therefor or replacement thereof; (6) “Other Exchange Agreements” means, collectively, the separate exchange agreements, each dated as of December 11, 2009, entered into between the Company and each of the Other 2008 Note Holders, as may be amended from time to time; (7) “2008 Exchange Documents” means, collectively, the 2008 Exchange Agreement, the 2008 Note, the Guaranties, the Security Agreement, the Security Documents and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby, all as may be amended from time to time; (8) “Other 2008 Exchange Documents” means, collectively, the Other 2008 Exchange Agreements, the Other 2008 Notes and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby, all as may be amended from time to time; (9) “Other Exchange Documents” means, collectively, the Other Exchange Agreements, the Other Notes and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby, as may be amended from time to time; (10) “2008 Notes” means, collectively, the 2008 Note and the Other 2008 Notes; (11) “2009 Notes” means, collectively, the Notes and the Other Notes, and shall include all senior secured notes issued in exchange therefor or replacement thereof; and (12) “2008 Exchange Agreements” means, collectively, the 2008 Exchange Agreement and the Other 2008 Exchange Agreements.

(h)         Rule 144. The Company expressly acknowledges and agrees that for purposes of Rule 144(d) the Holder shall be deemed to have acquired each of the Notes on August 3, 2007 and that the holding period for it may be tacked onto the holding period of the 2008 Note and the Special Warrant. The Company agrees that it shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing. The Company further agrees to take all actions necessary (including, without limitation, the issuance by its legal counsel of any necessary legal opinions) to issue to the Holder Conversion Shares that (subject to the Company being compliant with Section 144(c)(1) only if the Holder becomes an affiliate of the Company after the date hereof) are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Holder.

(i)           Delaware Reincorporation. The Company shall provide each shareholder entitled to vote at a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”), which meeting shall be held no later than the first annual meeting of shareholders of the Company that occurs after the date hereof, a proxy statement soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions (the “Resolutions”) providing for the Company’s reincorporation as, conversion into, or similar transaction pursuant to which the Company becomes a Delaware corporation (the “Delaware Reincorporation”) (such affirmative shareholder approval being referred to herein as the “Shareholder Approval”), and the Company shall use its commercially reasonable efforts to solicit its shareholders’ approval of the Resolutions (which efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the board of directors of the Company to recommend to the shareholders that they approve the Resolutions. If the Shareholder Approval is obtained at the Shareholder Meeting, then the Company shall effect the Delaware Reincorporation promptly following the Shareholder Meeting (but in no event later than November 1, 2010) so long as effecting the Delaware Reincorporation will not directly result in (i) the Company incurring fees and expenses in excess of $650,000 in connection with seeking the Shareholder Approval and effecting the Delaware Reincorporation (including, without limitation, fees for attorneys, accountants and other professional advisors, proxy solicitation costs, taxes and share redemption costs) or (ii) the Company’s failure of any of the Tests (as defined in the Notes). If the Shareholder Approval is not so obtained at the Shareholder Meeting and the Company has complied with all of the foregoing covenants in this Section 4(i), then the Company shall have no further obligation to seek shareholder approval for the Delaware Reincorporation or to effect the Delaware Reincorporation.

(j)           2008 Warrant. Without implication that the contrary would otherwise be true, the Company agrees that the Holder, in its sole discretion, may surrender its 2008 Warrant to the Company for cancellation for no consideration by delivering written notice to the Company, together with its 2008 Warrant, requesting that its 2008 Warrant be cancelled.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)         Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name each of the Notes have been issued (including the name and address of each transferee), the principal amount of each of the Notes held by such Person and the number of Conversion Shares issuable upon conversion thereof. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.

(b)         Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in the form reasonably acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Holder to the Company upon conversion of the Convertible Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, to the extent provided in this Agreement and the other Exchange Documents. If the Holder effects a sale, assignment or transfer of the Securities in accordance with Section 2(g) hereof, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Holder, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(c) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the earlier of each Effective Date (as defined in the Amended and Restated Registration Rights Agreement) or the date on which the Securities are eligible to be sold pursuant to Rule 144. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)         Legends. The Holder understands that the certificates or other instruments representing the Convertible Notes shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE (AS APPLICABLE) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE OR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE.

The Holder understands that the certificates or other instruments representing the Non-Convertible Note shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

Notwithstanding the foregoing, certificates evidencing the Conversion Shares shall not bear any restrictive or other legends unless the Holder is an “affiliate” (as defined in Rule 144) of the Company.

(d)   Removal of Legends. Certificates evidencing the Notes and certificates evidencing the Conversion Shares (if such certificates evidencing Conversion Shares are required to bear a legend pursuant to Section 5(c) above) shall not be required to contain the legend set forth in Section 5(c) above or any restrictive or other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Notes or Conversion Shares (as the case may be) is effective under the 1933 Act, (ii) following any sale of such Notes or Conversion Shares (as the case may be) pursuant to Rule 144 (assuming that the transferor is not an affiliate of the Company), (iii) if such Notes or Conversion Shares (as the case may be) are eligible to be sold, assigned or transferred under Rule 144(b)(1) (provided that the Holder provides the Company with reasonable assurances that such Notes or Conversion Shares (as the case may be) are eligible for sale, assignment or transfer under Rule 144(b)(1), which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144) provided the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Notes or Conversion Shares (as the case may be) may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Notes or Conversion Shares (as the case may be) (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 5(d), as directed by the Holder, either: (A) deliver (or cause to be delivered to) the Holder a certificate representing such Notes or Conversion Shares (as the case may be) that is free from all restrictive and other legends or (B) in the case of Conversion Shares, credit the balance account of the Holder’s or the Holder’s nominee with DTC with a number of Common Shares equal to the number of Conversion Shares represented by the certificate or conversion notice (as the case may be) so delivered by the Holder (the date by which such certificate is required to be delivered to the Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e)         Failure to Timely Deliver; Buy-In. If the Company fails to use its best efforts to (i) issue and deliver (or cause to be delivered) to the Holder within two (2) Trading Days following the Required Delivery Date a certificate representing the Notes or Conversion Shares (as the case may be) required to be so delivered by the Company to the Holder that is free from all restrictive and other legends or (ii) in the case of Conversion Shares, credit the balance account of the Holder’s or the Holder’s nominee with DTC within two (2) Trading Days following the Required Delivery Date with such number of Conversion Shares required to be so delivered by the Company, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such second (2nd) Trading Day following the Required Delivery Date that such issuance or credit is not timely effected an amount equal to 1% of the aggregate then-outstanding principal amounts of the Notes. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of the Holder’s or the Holder’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares that the Holder anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or credit the Holder’s DTC account representing such number of Common Shares that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares that the Company was required to deliver to the Holder by the Required Delivery Date times (B) the Closing Sale Price (as defined in the Convertible Notes) of the Common Shares on the Trading Day (as defined in the Convertible Notes) immediately preceding the Required Delivery Date.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE AND ISSUE.

(a)         The obligation of the Company hereunder to exchange and issue the Notes to the Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i)         The Holder shall have executed each of the Exchange Documents to which it is a party and delivered the same to the Company.

(ii)        The Holder shall have delivered to the Company its 2008 Note.

(iii)       The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

7.	CONDITIONS TO HOLDER’S OBLIGATION TO EXCHANGE.

(a)         The obligation of the Holder hereunder to exchange its 2008 Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)         The Company shall have duly executed and delivered to the Holder each of the Exchange Documents to which it is a party, including the Notes.

(ii)        Each Subsidiary shall have duly executed and delivered to the Holder each of the Exchange Documents to which it is a party.

(iii)       The Holder shall have received the opinion of Cozen O’Connor, the Company’s outside U.S. counsel, and Perley-Robertson, Hill & McDougall LLP, the Company’s Canadian counsel, in each case dated as of the Closing Date, in forms reasonably acceptable to the Holder.

(iv)       The Company shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, in form reasonably acceptable to the Holder, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v)        The Company shall have delivered to the Holder a certificate evidencing the formation and good standing of the Company and each Subsidiary in such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(vi)       The Company shall have delivered to the Holder a certified copy of the Articles of Incorporation within ten (10) days of the Closing Date.

(vii)      The Company shall have delivered to the Holder a certificate, in form reasonably acceptable to the Holder, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s or such Subsidiary’s (as the case may be) board of directors and the Resolutions, each in a form reasonably acceptable to the Holder, (ii) the Articles of Incorporation or its other constituent documents (as the case may be) and (iii) the Bylaws or its bylaws (as the case may be), each as in effect at the Closing.

(viii)      Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have (and the Company shall have caused each Subsidiary to have) performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company or such Subsidiary (as the case may be) at or prior to the Closing Date. The Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in form reasonably acceptable to the Holder.

(ix)       The Company shall have delivered to the Holder a letter from the Company’s transfer agent certifying the number of Common Shares outstanding on the Closing Date immediately prior to the Closing.

(x)        The Common Shares (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(xi)       The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities, including without limitation, those required by the Principal Market.

(xii)      No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

(xiii)      Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiv)     If required, the Company shall have obtained approval of the Principal Market to list or designate for quotation (as applicable) the Conversion Shares.

(xv)      The Company shall have delivered to the Holder appropriate financing statements on Form UCC-1 or PPSA filings (as the case may be) to be duly filed in such office or offices as may be necessary or, in the opinion of the Holder, desirable to perfect the security interests purported to be created by each Security Document.

(xvi)     The results of UCC searches, and searches for any tax or judgment lien filed against the Company or any of the Subsidiaries or any of its or their respective property, shall not show any Liens (as defined in the Notes) on any of the Collateral (as defined in the Amended Security Agreement).

(xvii)     Each of the Other 2008 Note Holders shall have (i) executed the Other Exchange Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Other 2008 Notes being exchanged at their respective closings.

(xviii)   The Company shall have amended the Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit D (the “Amended and Restated Registration Rights Agreement”).

(xix)     Each of the Subsidiaries shall have executed and delivered to the Holder a reaffirmation of its Guaranty in the form attached hereto as Exhibit E (each a “Reaffirmation” and collectively, the “Reaffirmations”).

(xx)      The Company and each of the Subsidiaries shall have amended the Security Agreement in the form attached hereto as Exhibit F (the “Amended Security Agreement”).

(xxi)     The Company and each of the Subsidiaries shall have amended each of the other Security Documents as reasonably requested by the Holder.

(xxii)     The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred on or before twenty (20) days from the date hereof, then the Holder shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Holder to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to the Holder if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Holder’s breach of this Agreement, provided further that no such termination shall affect any obligation of the Company under Section 4(d) of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

9.	MISCELLANEOUS.

(a)         Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)         Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.  For purposes of this Agreement for the Holder’s benefit, the word “state” or “states” includes any “province” or “provinces” in Canada and the concept of “law, rules or regulations” includes laws, rules and regulations under applicable law, rules and regulations in Canada.

(d)         Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or the Subsidiaries (as the case may be), or payable to or received by the Holder, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law (including, without limitation, any applicable Canadian or Ontario law), exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder, the Company and the Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)         Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein (provided that (i) except as expressly contemplated elsewhere in this Agreement, the foregoing shall not have any effect on any agreements the Holder has entered into with the Company or any of its Subsidiaries prior to the date hereof and (ii) Section 4(c) hereof supersedes Section 4(c) of the 2008 Exchange Agreement in its entirety), and this Agreement, the other Exchange Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holder, provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Other Exchange Documents unless the same consideration also is offered to the Holder. The Company has not, directly or indirectly, made any agreements with any other Person relating to the terms or conditions of the transactions contemplated by the Other Exchange Documents which differs in any respect from the terms and conditions set forth in the Exchange Documents. Without limiting the foregoing, the Company confirms that the Holder has made not any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f)         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Workstream Inc.
485 N. Keller Rd., Suite 500
Maitland, Florida 32571
Telephone:  (407) 475-5500
Facsimile:  (407) 475-5517
Attention:  CEO

With a copy (for informational purposes only) to:

Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone:  (215) 665-4141
Facsimile:  (215) 665-2013
Attention:  Michael J. Heller, Esquire

If to the Holder:

___________________________
___________________________
___________________________
___________________________
Telephone: _______________
Facsimile: _______________
Attention: _______________

With a copy (for informational purposes only) to:

___________________________
___________________________
___________________________
___________________________
Telephone: _______________
Facsimile: _______________
Attention: _______________

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the 2008 Warrant). The Holder may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h)         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)         Survival. Unless this Agreement is terminated under Section 8 in accordance with the terms thereof, the representations, warranties, agreements and covenants shall survive the Closing.

(j)         Further Assurances. Each party shall (and the Company shall cause each Subsidiary to) do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         Indemnification. In consideration of the Holder’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each affiliate of the Holder that holds any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Exchange Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Exchange Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Exchange Documents, (ii) any disclosure properly made by the Holder pursuant to Section 4(f) or (iii) the status of the Holder or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents, except, with respect to clause (c) above, to the extent (but only to the extent) such Indemnified Liability arises from the Holder’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Amended and Restated Registration Rights Agreement.

(l)         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)        Remedies.  The Holder and each affiliate of the Holder that holds any Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or their obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees, on behalf of itself and each Subsidiary, that the Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.

(n)         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Holder exercises a right, election, demand or option under an Exchange Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)         Payment Set Aside. To the extent that the Company or any Subsidiary makes a payment or payments to the Holder hereunder or pursuant to any of the other Exchange Documents or the Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Subsidiary, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)         Independent Nature of the Holder’s Obligations and Rights.  The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any Other Note Holder under the Other Exchange Documents, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Note Holders under any Other Exchange Documents. Nothing contained herein or in any other Exchange Document, and no action taken by the Holder pursuant hereto or any Other Note Holder pursuant to any Other Exchange Documents, shall be deemed to constitute the Holder or any Other Note Holder as, and the Company acknowledges that the Holder and the Other Note Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Note Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, the Other Exchange Documents or any matters, and the Company acknowledges that the Holder and the Other Note Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and the Other Exchange Documents. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Note Holder. The Holder acknowledges that no Other Note Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Note Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company and the Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Exchange Documents, and it shall not be necessary for any Other Note Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other Note Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company and the Subsidiaries, not the action or decision of the Holder, and would be solely for the convenience of the Company and the Subsidiaries and not because it was required or requested to do so by the Holder or any Other Note Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Note Holder.

(q)   Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Exchange Document to the contrary, unless otherwise directed in writing by the Holder or if being credited to the applicable balance accounts at DTC, the Company shall, and shall cause its agents and representatives to, deliver all of the Holder’s securities acquired pursuant to this Agreement (and all securities which are issuable to the Holder pursuant to the terms of this Agreement or any other Exchange Document) to the address for delivery of securities set forth on the Holder’s signature page to this Agreement, and copies of the certificates representing such securities shall be sent to the Holder to the address of the Holder as set forth on the Holder’s signature page to this Agreement.

(r)         Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment or waiver (each an “Amendment”) relating to the terms, conditions and transactions contemplated by any Exchange Document or any Other Exchange Document is or will be more favorable to such Person than those of the Holder, and, if they are or become more favorable to any other Person, this Agreement and the other Exchange Documents shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such Amendment.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Exchange Documents and the Transaction Documents) as the Holder may reasonably request to further effectuate the foregoing. Notwithstanding the foregoing, the foregoing provisions shall not apply to any settlement with any Person that arises from or is entered into in connection with the settlement or disposition of a dispute with or claim by such Person.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
WORKSTREAM INC. By: _____________________ Name: ___________________ Title: ____________________

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:
[Name] ______________________________ By: Its:

ADDRESS FOR DELIVERY OF SECURITIES:

_________________________
_________________________
_________________________
Attention:__________________